Exhibit 10.13

Summary of Mortgage Contract of Maximum Amount

Summary of Mortgage Contract of Maximum Amount ( the “Contract”) Entered into by and between Changzhou Wujin Best Cable Co., Ltd. (the “Mortgager”) and Jiangsu Wujin Rural Commercial Bank (the “Creditor”) on August 14, 2009

Main contents:

  Contract number: 3218852009930017;

  In order to guarantee the indebtedness of Changzhou Best Cable Co., Ltd. (the “Obligor”) towards the Creditor under the Loan Contract of Maximum Amount (reference no.: 3218852009130017) the Mortgager agrees to mortgage its property to the Creditor.

  Maximum amount of the loan principle under the mortgage: RMB 1.4 million from August 14, 2009 to August 13, 2012.

  Scope of Guaranty: The guaranty shall cover all of the loan principal, interest, penalty interest, breach of contract compensation, damages, and other fees which is incurred to the Creditor in realizing its creditor’s right, including but not limited to litigation cost, lawyer’s fees, etc..

  Collaterals: The Mortgager agrees to mortgage its assets with a certified value of RMB 2,610,300 to the Creditor.

  Term of guarantee: 2 years since the expiration of statute of limitation for the secured creditor’s right.